Exhibit 10.3

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made and entered into as of May 13, 2022, by and among F45 TRAINING HOLDINGS INC., a Delaware corporation (the “Borrower”), F45 TRAINING INCORPORATED, a Delaware corporation (the “Franchisor”), the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Australian Security Trustee (the “Administrative Agent”).

W I T N E S E T H :

WHEREAS, the Borrower, the other Loan Parties party thereto, the Lenders, and Administrative Agent have executed and delivered that certain Amended and Restated Credit Agreement dated as of August 13, 2021, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 20, 2021 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders party hereto have agreed to such amendments, subject to the terms and conditions hereof.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Borrower, the Administrative Agent, and the Lenders party hereto hereby covenant and agree as follows:

SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement from and after the date hereof refer to the Credit Agreement as amended hereby.

SECTION 2. Amendment to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended to add the following definitions thereto in appropriate alphabetical order:

“Liquidity” means, on any date, the sum of, without duplication, (a) unrestricted (other than any restrictions in favor of the Administrative Agent pursuant to the Loan Documents) cash and cash equivalents of the Loan Parties, not subject to any Lien other than Liens in favor of the Administrative Agent, plus (b) Availability.

“Second Amendment Effective Date” means May 13, 2022.

“Specified Securitization Documents” means (a) the Specified Securitization Purchase Agreement, (b) the Specified Securitization Guaranty, (c) the Specified Securitization Credit Agreement, (d) the Specified Securitization Warrants, and (e) each other “Credit Document” (as such term is defined and used in the Specified Securitization Credit Agreement).

“Specified Securitization Guaranty” means that certain Limited Guaranty dated as of May 13, 2022, by the Borrower in favor of the Specified Securitization Agent.

“Specified Securitization Agent” means Fortress Credit Corp.

“Specified Securitization Credit Agreement” means that certain Credit Agreement dated as of May 13, 2022, by and among the Specified Securitization Purchaser, the Borrower, the Specified Securitization Agent, and the lenders party thereto.

“Specified Securitization Entity” means the Specified Securitization Originator and the Specified Securitization Purchaser, or either or both of them as the context requires.

“Specified Securitization Originator” means F45 Intermediate Holdco, LLC, a Delaware limited liability company.

“Specified Securitization Purchase Agreement” means that certain Receivables Purchase Agreement dated as of May 13, 2022, by and among the Specified Securitization Originator and the Specified Securitization Purchaser.

“Specified Securitization Purchaser” means F45 SPV Finance Company, LLC, a Delaware limited liability company.

“Specified Securitization Warrants” means those certain warrants issued from time to time pursuant to the Warrant Purchase Agreement, dated as of May 13, 2022, between the Borrower and the Specified Securitization Agent.

(b) The following definitions in Section 1.01 of the Credit Agreement are hereby amended so that they read, in their entirety, respectively as follows:

“Fixed Charges” means, for any period, without duplication, cash Interest Expense, but excluding cash Interest Expense incurred in July 2021 in connection with the Borrower’s initial public offering, plus principal payments on Funded Indebtedness (whether scheduled, voluntary, or otherwise), but excluding payments made in July 2021 in connection with the Borrower’s initial public offering, plus expense for taxes paid in cash, plus Restricted Payments paid in cash (excluding the Specified Restricted Payment), plus cash Capital Lease Obligation payments, plus the amount of investments made pursuant to Section 6.04(p)(iv).

“Funded Indebtedness” means, as at any date, the aggregate Indebtedness of the Borrower and its Subsidiaries on a consolidated basis on that date, less Subordinated Indebtedness; provided however that the amount of Funded Indebtedness attributable to the Guarantees by the Borrower under the Specified Securitization Guaranty shall equal the actual amount that the Borrower may be liable for under the Specified Securitization Guaranty on any date of determination (without regard to whether an event of default exists under the Specified Securitization Documents), but in no event shall such amount exceed the stated cap therefor provided in the Specified Securitization Guaranty, which cap on the Second Amendment Effective Date is $30,000,000.

“Net Income” means, for any period, the consolidated net income (or loss) determined for the Borrower and its Subsidiaries, on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) except as provided in the definition of EBITDA, the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest (including, for the avoidance of doubt, the Specified Securitization Entities), except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary, to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary, (d) any unrealized gains or losses attributable to the application of “mark to market” accounting in respect of Swap Agreements, (e) the cumulative effect of a change in accounting principles, (f) the amount of “Royalty Fees” and “Establishment Fees” (as such terms are used and defined in the Specified Securitization Credit Agreement as of the Second Amendment Effective Date) and any other revenue streams owing from Franchisees, in each case, to the extent contributed or otherwise transferred to a Specified Securitization Entity in the ordinary course of business pursuant to the Specified Securitization Documents, and (g) the amount of any “World Pack Fees” (as such term is used and defined in the Specified Securitization Documents as of the Second Amendment Effective Date) payable to any Loan Party solely to the extent that (i) such “World Pack Fees” are being funded through a borrowing under the Specified Securitization Documents, (ii) the amount thereof has been borrowed by the Specified Securitization Entity to be distributed and transferred to a Loan Party for the payment thereof, and (iii) such amount is not distributed and transferred within two (2) Business Days to a Loan Party in payment thereof.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Credit Exposure and unused Commitments representing more than 50% of the sum of the Aggregate Credit Exposure and unused Commitments at such time; provided that, as long as there are two or more Lenders, Required Lenders must consist of at least two unaffiliated Lenders; provided further that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Subsidiary” means any direct or indirect subsidiary of the Borrower or of any other Loan Party, as applicable. Notwithstanding the foregoing, for all purposes under the Loan Documents, the Specified Securitization Entities shall not be considered to be “Subsidiaries”.

(c) Section 5.01 of the Credit Agreement is amended to replace the “; and” at the end of clause (i) with “;”; replace the “.” at the end of the clause (j) with “; and”; and add the following as a new clause (k) at the end thereof:

(k) concurrently with the delivery by the Specified Securitization Purchaser to the Specified Securitization Agent, the Borrower will cause the Specified Securitization Purchaser to deliver to the Administrative Agent each “Compliance Certificate” (as such term is used and defined in the Specified Securitization Credit Agreement) delivered to the Specified Securitization Agent together with the related financial statements with respect thereto pursuant to the Specified Securitization Credit Agreement.

(d) Section 5.01(c) of the Credit Agreement is amended so that it reads, in its entirety, as follows:

(c) concurrently with any delivery of financial statements under clause (a) or (b) above (collectively or individually, as the context requires, the “Financial Statements”), a certificate of a Financial Officer in substantially the form of Exhibit D (i) certifying, in the case of the Financial

Statements delivered under clause (b) above, as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12, (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the Financial Statements accompanying such certificate; (v) containing any update to the most recent Projections delivered to the Administrative Agent, (vi) management data with respect to the number and a list of studios re-opened from COVID-19 related closures, (vii) a detailed schedule of the amount of any loans, advances, contributions or other investments made by any Loan Party or Subsidiary in any Specified Securitization Entity or Franchisee since the last Compliance Certificate delivered pursuant to this clause (c), and (viii) a separate calculation of the Guaranteed Amount (as defined in the definition of Guarantee) under the Specified Securitization Guaranty as of the last day of the most recent fiscal quarter.

(e) Section 5.02 of the Credit Agreement is amended to replace the “; and” at the end of clause (d) with “;”; replace the “.” at the end of the clause (e) with “; and”; and add the following as a new clause (f) at the end thereof:

(f) the occurrence of a “Default” or “Event of Default” (as such terms are defined and used in the Specified Securitization Documents) under any Specified Securitization Document or the delivery or receipt of any notice of a “Default” or “Event of Default” under any Specified Securitization Document.

(f) Section 6.01 of the Credit Agreement is amended to replace the “; and” at the end of clause (r) with “;”; replace the “.” at the end of the clause (s) with “;”; and add the following as a new clauses (t) and (u) at the end thereof:

(t) Guarantees by the Borrower under the Specified Securitization Guaranty; and

(u) the value of the put rights under the Specified Securitization Warrants, in an aggregate amount at any time outstanding not in excess of $10,000,000.

(g) Section 6.04 of the Credit Agreement is amended to replace the “; and” at the end of clause (n) with “;”; replace the “.” at the end of the clause (o) with “; and ”; and add the following as a new clause (p) at the end thereof:

(p) (i) the Borrower’s guaranty provided in the Specified Securitization Guaranty, (ii) the capital contribution of “Royalty Fees” and “Establishment Fees” (as such terms are used and defined in the Specified Securitization Credit Agreement) to the Specified Securitization Entities to the extent required by the Specified Securitization Documents (it being agreed that upon such contribution the Administrative Agent’s Liens in such contributed “Royalty Fees” and “Establishment Fees” shall be deemed automatically released without further certification or action under Section 9.02(c)(ii)), (iii) cash investments on the Second Amendment Effective Date in an amount not to exceed $2,500,000 for the purposes of initially funding the “Required Collateral Support Amount” and “Reserve Receivable Required Amount” (as such terms are used and defined in the Specified Securitization Credit Agreement), and (iv) loans or capital contributions to the Specified Securitization Entities to fund amounts necessary to satisfy the “Required Collateral Support Amount”, and “Reserve Receivable Required Amount” (as such terms are used and defined in the Specified Securitization Credit Agreement as of the Second Amendment Effective Date) (x) so long as no Event of Default pursuant to clauses (a), (b), (d) (with respect to breaches of Section

6.12), (f), (g), (h), (i), (j), (l), or (m) of Article VII of this Agreement exists at the time of such loan or capital contribution or immediately after giving effect thereto, (y) with respect to the first $2,500,000 of loans or capital contributions made in any fiscal quarter, after giving effect to such loan or capital contribution the Borrower is in compliance on a pro forma basis with the financial covenants in Section 6.12, and (z) after giving effect to such loan or capital contribution Liquidity is not less than $15,000,0000.

(h) Section 6.05(d) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

(d) Dispositions constituting Permitted Investments and other investments permitted by Section 6.04;

(i) Section 6.08 of the Credit Agreement is amended to replace the “; and” at the end of clause (b) with “,”; replace the “;” at the end of clause (d) with “, and”; and add the following as a new clause (d) immediately after clause (c) thereof:

(d) in connection with their exercise of the put rights by the holders of the Specified Securitization Warrants, the payment by the Borrower of the cash portion of the purchase price with respect thereto so long as (i) the amount of all such payments does not exceed $10,000,000 in the aggregate, (ii) no Event of Default pursuant to clauses (a), (b), (d) (with respect to breaches of Section 6.12), (f), (g), (h), (i), (j), (l), or (m) of Article VII of this Agreement exists at the time of such Restricted Payment or immediately after giving effect thereto, (iii) after giving effect to such Restricted Payment, the Borrower is in compliance on a pro forma basis with the financial covenants in Section 6.12, and (iv) after giving effect to such Restricted Payment, Liquidity is not less than $15,000,0000;

(j) Section 6.09(a) of the Credit Agreement is amended to replace the “or” at the end of clause (g) with “,”; replace the “.” at the end of clause (h) with “, or”; and add the following as a new clause (i) at the end thereof:

(i) transactions contemplated under the Specified Securitization Documents.

(k) Section 6.09(b)(i) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

(i) sell, transfer or otherwise dispose of any of its receivables on recourse terms (other than as contemplated under the Specified Securitization Documents);

(l) Section 6.11 of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

SECTION 6.11 Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness, to the extent any such amendment, modification or waiver would be adverse in any material respect to the Administrative Agent, Lenders, or the Loan Parties, and (b) its charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents, to the extent any such amendment, modification or waiver would be adverse in any material respect to the Administrative Agent, Lenders, or the Loan Parties. Without the prior written consent of the Administrative Agent and the Required Lenders, no Loan Party will, nor will it permit any Subsidiary or Specified Securitization Entity to, amend, modify or waive any of its rights under any Specified Securitization Document (i) to increase the amount or type of obligations guaranteed under the Specified Securitization Guaranty (other than in connection with a Facility Increase (as such term is defined and used the Specified Securitization Credit Agreement on the Second Amendment Effective Date)) or to change the methodology therein under which the amount of the guaranty thereunder is calculated, (ii) to otherwise amend or modify the Specified Securitization Guaranty to the extent any such amendment or modification would be adverse in any material respect to the Administrative Agent, Lenders, or the Loan Parties, (iii) to add additional categories of assets that are sold or otherwise transferred to the Specified Securitization Purchaser, including, without limitation, to require “World Pack Fees” (as such term is defined and used in the Specified Securitization Credit Agreement) to be transferred to any Specified Securitization Entity or the Specified Securitization Agent or otherwise become collateral under the Specified Securitization Documents, or (iv) otherwise to the extent any such amendment, modification or waiver would be adverse in any material respect to the Administrative Agent, Lenders, or the Loan Parties.

(m) Article VII of the Credit Agreement is hereby amended to replace the “; or” at the end of clause (p) with “;”; replace the “;” at the end of the clause (q) with “; or”; and add the following as a new clauses (r) at the end thereof:

(r) (i) any “Event of Default” (as such term is defined and used the Specified Securitization Credit Agreement) shall occur and either (x) such “Event of Default” shall continue unwaived or unremedied for a period of twenty (20) days, provided that, so long as the Administrative Agent or Required Lenders have not accelerated any of the Obligations or commenced the exercise of any material remedies hereunder, upon a waiver of such “Event of Default” in accordance with the terms of the Specified Securitization Credit Agreement the Event of Default under this clause (i) shall be deemed waived hereunder, or (y) as result thereof the lenders or any agent on their behalf have commenced the exercise of remedies under the Specified Securitization Credit Agreement; (ii) the Specified Securitization Entities shall engage in any business activities other than those contemplated by the Specified Securitization Documents as in effect on the Second Amendment Effective Date (as amended or modified from time to time with the consent of the Administrative Agent) and activities necessary to maintain their corporate existence; (iii) the failure of any Securitization Entity to promptly distribute to or otherwise pay over to the Borrower any funds required or not prohibited to be distributed to the Borrower or any other Loan Party pursuant to the Specified Securitization Documents or the failure of any Specified Securitization Entity or the Specified Securitization Agent to turn over within two (2) Business Days any “World Pack Fees” (as such term is defined and used in the Specified Securitization Credit Agreement) paid to or received by a Specified Securitization Entity or Specified Securitization Entity from a Franchisee, (v) the Borrower shall fail to own, directly or indirectly, 100% of the Equity Interests of the Specified Securitization Entities; or (vi) without the prior written consent of the Required Lenders, effect a “Facility Increase” (as such term is defined and used the Specified Securitization Credit Agreement) in excess of $150,000,000 in the aggregate;

SECTION 3. Certification of Lien Releases. The Borrower, the Franchisor, the Administrative Agent, and the Lenders party hereto hereby acknowledge and agree that the Liens on the capital contribution of “Royalty Fees” and “Establishment Fees” (as such terms are used and defined in the Specified Securitization Credit Agreement) (and in each case, the rights to receive payments thereof from the applicable Franchisee) made from time to time to the Specified Securitization Entities pursuant to the terms of the Specified Securitization Documents and permitted by Section 6.04(p) of the Credit Agreement shall be automatically released pursuant to the terms of such Section 6.04(p) of the Credit Agreement. In accordance with Section 9.02(c)(ii) of the Credit Agreement, the Franchisor hereby certifies that capital contribution of the “Royalty Fees” and the “Establishment Fees” (and in each case, the rights to receive payment thereof from the applicable Franchisee) described in the preceding sentence is made in compliance with the terms of the Credit Agreement. Anything herein to the contrary notwithstanding, in no event are the Administrative Agent, the Lenders, or the Loan Parties releasing any interest they have in the “World Pack Fees” (as such term is used and defined in the Specified Securitization Documents) or any other rights any of them may have with respect to the Franchisees (other than with respect to the assets and rights described in the first sentence of this Section 3).

SECTION 4. Conditions Precedent. This Agreement shall become effective only upon satisfaction of the following conditions precedent on or before the date hereof:

(a) execution and delivery of this Agreement by the Borrower, the Administrative Agent, and the Required Lenders;

(b) the Borrower shall have delivered to a certificate to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, attaching true, correct, and complete copies of the Specified Securitization Documents;

(c) execution and delivery by the Guarantors of the Consent, Reaffirmation, and Agreement of Guarantors attached hereto; and

(d) payment of the Administrative Agent’s outstanding legal fees and costs in connection with the Loan Documents.

SECTION 5. Miscellaneous Terms.

(a) Loan Document. For avoidance of doubt, the Borrower, the Administrative Agent, and the Lenders party hereto hereby acknowledge and agree that this Agreement is a Loan Document.

(b) Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Loan Parties. Except to the extent otherwise expressly set forth herein, the amendments set forth herein shall have prospective application only from and after the date of this Agreement.

(c) No Novation or Mutual Departure. The Borrower expressly acknowledges and agrees that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above, and (ii) nothing in this Agreement shall affect or limit the Administrative Agent or any Lender’s right to demand payment of liabilities owing from any Loan Party to Administrative Agent or the Lenders under, or to demand strict performance of the terms, provisions and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.

(d) Ratification. The Borrower (i) hereby restates, ratifies, and reaffirms each and every term, covenant, and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party effective as of the date hereof and (ii) restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Agreement and any other Loan Documents executed or delivered in connection herewith (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

(e) No Default. To induce the Administrative Agent and the Lenders to enter into this Agreement and to continue to make advances pursuant to the Credit Agreement (subject to the terms and conditions thereof), the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default, and (ii) no right of offset, defense, counterclaim, claim, or objection in favor of the Borrower or any other Loan Party or arising out of or with respect to any of the Loans or other obligations of any Borrower or any other Loan Party owed to the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Agreement.

(g) Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy or other electronic method of transmission pursuant to which the signature of such party can be seen (including Adobe Corporation’s Portable Document Format or PDF) shall have the same force and effect as the delivery of an original manually executed counterpart of this Agreement or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart thereof, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form.

(h) Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.

(i) Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(j) Further Assurances. The Borrower agrees to take, at Borrower’s expense, such further actions as Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

(k) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(l) Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

[SIGNATURES ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, the Borrower, the Administrative Agent, and the Lenders party hereto have caused this Agreement to be duly executed under seal by its duly authorized officer as of the day and year first above written.

BORROWER:

F45 TRAINING HOLDINGS INC., a Delaware corporation

By:	/s/ Adam Gilchrist
Name:	Adam Gilchrist
Title:	Chief Executive Officer

FRANCHISOR:

F45 TRAINING INCORPORATED, a Delaware corporation

By:	/s/ Adam Gilchrist
Name:	Adam Gilchrist
Title:	Chief Executive Officer

[JPMORGAN/F45 — SECOND AMENDMENT TO A&R CREDIT AGREEMENT]

ADMINISTRATIVE AGENT AND LENDERS:

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent, Australian Security Trustee, Lender, Swingline Lender and Issuing Bank

By:	/s/ Eleftherios Karsos
Name: Eleftherios Karsos
Title: Authorized Officer

[JPMORGAN/F45 — SECOND AMENDMENT TO A&R CREDIT AGREEMENT]

MUFG UNION BANK, N.A., as a Lender

By:	/s/ John Delaittre
Name: John Delaittre
Title: Director

[JPMORGAN/F45 — SECOND AMENDMENT TO A&R CREDIT AGREEMENT]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Garrett Luk
Name: Garrett Luk
Title: Authorized Signatory

[JPMORGAN/F45 — SECOND AMENDMENT TO A&R CREDIT AGREEMENT]

CONSENT, REAFFIRMATION, AND AGREEMENT OF GUARANTORS

Each of the undersigned (a) acknowledges receipt of the foregoing Second Amendment to Amended and Restated Credit Agreement (the “Agreement”); (b) consents to the execution and delivery of the Agreement; and (c) reaffirms all of its obligations and covenants under the Credit Agreement (as defined in the Agreement) or the Guarantees, as applicable (in each case, as amended, restated, supplemented, or otherwise modified from time to time) and all of its other obligations under the Loan Documents to which it is a party, and, agrees that none of its obligations and covenants shall be reduced or limited by the execution and delivery of the Agreement or any of the other instruments, agreements or other documents executed and delivered pursuant thereto.

This Consent, Reaffirmation, and Agreement of Guarantors (this “Consent”) may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Consent may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Consent. Delivery by one or more parties hereto of an executed counterpart of this Consent via facsimile, telecopy or other electronic method of transmission pursuant to which the signature of such party can be seen (including Adobe Corporation’s Portable Document Format or PDF) shall have the same force and effect as the delivery of an original manually executed counterpart of this Consent or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Any party delivering an executed counterpart of this Consent by facsimile or other electronic method of transmission shall also deliver an original executed counterpart thereof, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Consent. The words “execution,” “signed,” “signature,” and words of like import in this Consent shall be deemed to include electronic signatures or the keeping of records in electronic form.

This Consent, Reaffirmation, and Agreement of Guarantors shall be deemed executed under seal.

As of May 13, 2022

GUARANTORS:

F45 TRAINING CANADA LIMITED

By:	/s/ Adam Gilchrist

Name:	Adam Gilchrist

Title:	Chief Executive Officer

[JPMORGAN/F45 — SECOND AMENDMENT TO A&R CREDIT AGREEMENT]

F45 UNITED, LLC

By:	/s/ Adam Gilchrist

Name:	Adam Gilchrist

Title:	Chief Executive Officer

F45 U, LLC

By:	/s/ Adam Gilchrist

Name:	Adam Gilchrist

Title:	Chief Executive Officer

F45 TRAINING INCORPORATED

By:	/s/ Adam Gilchrist

Name:	Adam Gilchrist

Title:	Chief Executive Officer

Executed by F45 AUS HOLD CO PTY LTD ACN 620 135 426 in accordance with section 127 of the Corporations Act 2001:

/s/ Chris Payne	/s/ Adam Gilchrist
Director/company secretary	Director

Chris Payne	Adam Gilchrist
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

[JPMORGAN/F45 — SECOND AMENDMENT TO A&R CREDIT AGREEMENT]

Executed by FLYHALF AUSTRALIA HOLDING COMPANY PTY LTD ACN 632 249 131 in accordance with section 127 of the Corporations Act 2001:

/s/ Chris Payne	/s/ Adam Gilchrist
Director/company secretary	Director

Chris Payne	Adam Gilchrist
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Executed by FLYHALF ACQUISITION COMPANY PTY LTD ACN 632 252 110 in accordance with section 127 of the Corporations Act 2001:

/s/ Chris Payne	/s/ Adam Gilchrist
Director/company secretary	Director

Chris Payne	Adam Gilchrist
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Executed by F45 HOLDINGS PTY LTD ACN 616 570 506 in accordance with section 127 of the Corporations Act 2001:

/s/ Chris Payne	/s/ Adam Gilchrist
Director/company secretary	Director

Chris Payne	Adam Gilchrist
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

Executed by F45 ROW HOLD CO PTY LTD ACN 620 135 480 in accordance with section 127 of the Corporations Act 2001:

/s/ Chris Payne	/s/ Adam Gilchrist
Director/company secretary	Director

Chris Payne	Adam Gilchrist
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

[JPMORGAN/F45 — SECOND AMENDMENT TO A&R CREDIT AGREEMENT]

Executed by F45 TRAINING PTY LTD ACN 162 731 900 in accordance with section 127 of the Corporations Act 2001:
/s/ Chris Payne	/s/ Adam Gilchrist
Director/company secretary	Director
Chris Payne	Adam Gilchrist
Name of director/company secretary (BLOCK LETTERS)	Name of director (BLOCK LETTERS)

[JPMORGAN/F45 — SECOND AMENDMENT TO A&R CREDIT AGREEMENT]